                            SCHEDULE 14A INFORMATION
    Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act
                          of 1934 (Amendment No. ____)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                              Johnson Outdoors Inc.
                (Name of Registrant as Specified in its Charter)

                          -----------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1)   Title of each class of securities to which transaction applies:

         2)   Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         4)   Proposed maximum aggregate value of transaction:

         5)   Total fee paid:

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)   Amount Previously Paid:

         2)   Form, Schedule or Registration Statement No.:

         3)   Filing Party:

         4)   Date Filed:

                             JOHNSON OUTDOORS Logo

                             JOHNSON OUTDOORS INC.
                                1326 WILLOW ROAD
                          STURTEVANT, WISCONSIN 53177

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD JANUARY 31, 2001

To the Shareholders of
  JOHNSON OUTDOORS INC.

     The Annual Meeting of Shareholders of Johnson Outdoors Inc. will be held on Wednesday, January 31, 2001 at 10:00 a.m., local time, at the Company's Headquarters, located at 1326 Willow Road, Sturtevant, Wisconsin, for the following purposes:

        1. To elect 6 directors to serve for the ensuing year.

        2. To consider and act upon a shareholder proposal to sell the Company.

        3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Shareholders of record at the close of business on Monday, December 11, 2000 will be entitled to notice of and to vote at the meeting and any adjournment or postponement thereof. Holders of Class A common stock, voting as a separate class, are entitled to elect two directors and holders of Class B common stock, voting as a separate class, are entitled to elect the remaining directors.

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN PROMPTLY THE PROXY CARD FOR CLASS A COMMON STOCK AND/OR THE PROXY CARD FOR CLASS B COMMON STOCK IN THE RETURN ENVELOPE PROVIDED IN ORDER TO BE SURE THAT YOUR SHARES WILL BE VOTED AT THE ANNUAL MEETING.

                                             By Order of the Board of Directors

                                             /s/ HELEN JOHNSON-LEIPOLD
                                                 HELEN JOHNSON-LEIPOLD
                                                 Chairman and Chief Executive
                                                 Officer
Sturtevant, Wisconsin
December 28, 2000

                             JOHNSON OUTDOORS INC.
                                1326 WILLOW ROAD
                          STURTEVANT, WISCONSIN 53177

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD JANUARY 31, 2001

     This Proxy Statement, which is first being mailed to shareholders on or about December 28, 2000, is furnished in connection with the solicitation of proxies by the Board of Directors of Johnson Outdoors Inc. (the "Company") to be used at the Annual Meeting of Shareholders of the Company to be held on Wednesday, January 31, 2001 at 10:00 a.m., local time, at the Company's Headquarters, located at 1326 Willow Road, Sturtevant, Wisconsin, and at any adjournment or postponement thereof ("Annual Meeting").

     Shareholders who execute proxies may revoke them at any time before they are voted by written notice addressed to the Secretary at the Company's address shown above, or by giving notice in open meeting. Unless so revoked, the shares represented by proxies received by the Board of Directors will be voted at the Annual Meeting. Where a shareholder specifies a choice by means of a ballot provided in the proxy, the shares will be voted in accordance with such specification.

     The record date for shareholders entitled to notice of and to vote at the Annual Meeting is December 11, 2000. On the record date, the Company had outstanding and entitled to vote 6,924,630 shares of Class A common stock and 1,222,729 shares of Class B common stock. Holders of Class A common stock are entitled to one vote per share for directors designated to be elected by holders of Class A common stock and for other matters. Holders of Class B common stock are entitled to one vote per share for directors designated to be elected by holders of Class B common stock and ten votes per share for other matters.

                             ELECTION OF DIRECTORS

     Six directors are to be elected at the Annual Meeting to serve until the next annual meeting of shareholders or until their respective successors have been duly elected. The Company's Articles of Incorporation provide that holders of Class A common stock have the right to elect 25% of the authorized number of directors and the holders of Class B common stock are entitled to elect the remaining directors. At the Annual Meeting, holders of Class A common stock will elect two directors and holders of Class B common stock will elect four directors. Glenn N. Rupp and Terry E. London (the "Class A Directors") are the nominees designated to be voted on by the holders of Class A common stock, and Samuel C. Johnson, Helen P. Johnson-Leipold, Thomas F. Pyle, Jr. and Gregory E. Lawton (the "Class B Directors") are the nominees designated to be voted on by the holders of Class B common stock.

     Proxies received from holders of Class A common stock will, unless otherwise directed, be voted for the election of the nominees designated to be voted on by the holders of Class A common stock and proxies received from holders of Class B common stock will, unless otherwise directed, be voted for the election of the nominees designated to be voted on by the holders of Class B common stock. Proxies of holders of Class A common stock cannot be voted for more than two persons and proxies of holders of Class B common stock cannot be voted for more than four persons. Class A Directors are elected by a plurality of the votes cast by the holders of Class A common stock and Class B Directors are elected by a plurality of the votes cast by the holders of Class B common stock, in each case at a meeting at which a quorum is present. "Plurality" means that the individuals who receive the largest number of votes cast by holders of the class of common stock entitled to vote in the election of such directors are elected as directors up to the maximum number of directors to be chosen at the meeting by such class. Consequently, any shares not voted on this matter (whether by abstention, broker non-vote or otherwise) will have no effect on the election of directors, except to the extent the failure to vote for an individual results in that individual not receiving a sufficient number of votes to be elected.

     Listed below are the nominees of the Board of Directors for election at the Annual Meeting. Each of the nominees is presently a director of the Company. If any of the nominees should be unable or unwilling to serve, the proxies, pursuant to the authority granted to them by the Board of Directors, will have discretionary authority to select and vote for substituted nominees. The Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve.

                                                         BUSINESS EXPERIENCE                  DIRECTOR
                 NAME                    AGE            DURING LAST FIVE YEARS                 SINCE
                 ----                    ---            ----------------------                --------
Samuel C. Johnson......................  72     Chairman of the Board of the Company            1970
                                                from January 1994 to March 1999. Until
                                                October 2000, Chairman of S.C. Johnson
                                                & Son, Inc. (manufacturer of household
                                                maintenance and industrial products)
                                                (SCJ). Director of H.J. Heinz Company.
                                                Mr. Johnson is the father of Helen P.
                                                Johnson-Leipold.

Thomas F. Pyle, Jr.....................  59     Vice Chairman of the Board of the               1987
                                                Company since October 1997. Chairman
                                                of The Pyle Group since September 1996
                                                (financial services and investments).
                                                Chairman, President and Chief
                                                Executive Officer of Rayovac
                                                Corporation (manufacturer of batteries
                                                and lighting products) from 1982 until
                                                September 1996. Director of Kewaunee
                                                Scientific Corporation and Sub Zero
                                                Corporation.

Helen P. Johnson-Leipold...............  43     Chairman and Chief Executive Officer            1994
                                                of the Company since March 1999. Vice
                                                President, Worldwide Consumer
                                                Products-Marketing of SCJ from
                                                September 1998 to March 1999. Vice
                                                President, Personal and Home Care
                                                Products of SCJ from October 1997 to
                                                September 1998. Executive Vice
                                                President -- North American Businesses
                                                of the Company from October 1995 until
                                                July 1997. Vice President -- Consumer
                                                Marketing Services Worldwide of SCJ
                                                from 1992 to September 1995. Ms.
                                                Johnson-Leipold is the daughter of
                                                Samuel C. Johnson.

                                                         BUSINESS EXPERIENCE                  DIRECTOR
                 NAME                    AGE            DURING LAST FIVE YEARS                 SINCE
                 ----                    ---            ----------------------                --------
Gregory E. Lawton......................  49     President and Chief Executive Officer           1997
                                                of Johnson Wax Professional
                                                (manufacturer of industrial
                                                maintenance products) since January
                                                1999. President and Chief Executive
                                                Officer of NuTone, Inc. (manufacturer
                                                of ventilation fans, intercom systems
                                                and other home products) from July
                                                1994 to January 1999. Director of SCJ
                                                Commercial Markets, Inc., General
                                                Cable Corporation and Superior Metal
                                                Products, Inc.

Glenn N. Rupp..........................  56     Chairman and Chief Executive Officer            1997
                                                of Converse Inc. (manufacturer and
                                                marketer of athletic and leisure
                                                footwear) since April 1996. Acting
                                                Chairman of McKenzie Sports Products
                                                Inc. from August 1994 to April 1996.

Terry E. London........................  51     Until July 2000, President and Chief            1999
                                                Executive Officer and a Director of
                                                Gaylord Entertainment Company
                                                (hospitality and attractions, creative
                                                content and interactive media)
                                                (Gaylord) since May 1997. Executive
                                                Vice President and Chief Operating
                                                Officer of Gaylord from March 1997 to
                                                May 1997. Senior Vice President and
                                                Chief Financial and Administrative
                                                Officer of Gaylord from September 1993
                                                to March 1997.

COMMITTEES

     The Board of Directors has standing Executive, Audit, Compensation and Stock Committees and does not have a nominating committee.

     The Executive Committee assists the Board of Directors in developing and evaluating general corporate policies and objectives and, subject to certain limitations, has the power to exercise fully the powers of the Board of Directors. Present members of the Executive Committee are Messrs. Johnson (Chairman) and Pyle and Ms. Johnson-Leipold.

     The Audit Committee presently consists of Messrs. Rupp (Chairman), Pyle and London, each of whom is independent as defined in Rule 4200(a)(15) of the listing standards of the National Association of Securities Dealers, Inc. The Audit Committee's primary duties and responsibilities are to: (1) serve as an independent and objective party to monitor the Company's financial reporting process and internal control system; (2) review and appraise the audit efforts of the Company's independent auditors and internal auditors (if any); and (3) provide an open avenue of communication among the independent auditors, financial and senior management, the internal auditors, and the Board of Directors.

     The Compensation Committee presently consists of Messrs. Pyle (Chairman), Rupp and London. The Compensation Committee determines all compensation and benefits, except for equity-based compensation, of the executive officers and key employees of the Company.

     The Stock Committee presently consists of Messrs. London (Chairman), Pyle and Rupp. The Stock Committee determines all equity-based compensation for executive officers and key employees of the Company. The Stock Committee administers the Johnson Outdoors Inc. Amended and Restated 1986 Stock Option Plan, the Johnson Outdoors Inc. 1987 Employees' Stock Purchase Plan, the Johnson Outdoors Inc. 1994 Long-Term Stock Incentive Plan and the Johnson Outdoors Inc. 2000 Long-Term Stock Incentive Plan.

     Committee assignments will be reviewed prior to or at the next meeting of the Board of Directors to be held in 2001.

AUDIT COMMITTEE REPORT

     In accordance with its written charter adopted by the Board of Directors, a copy of which is attached to this Proxy Statement as Appendix A, the Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the financial reporting practices of the Company.

     In discharging its oversight responsibility as to the audit process, the Audit Committee discussed with the independent auditors their independence from the Company and its management. In addition, the independent auditors provided the Audit Committee with written disclosure respecting their independence and the letter required by Independence Board Standard No. 1 ("Independence Discussions with Audit Committees").

     The Audit Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61 ("Communication with Audit Committees") and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the Company's consolidated financial statements.

     The Audit Committee reviewed the audited consolidated financial statements of the Company for the fiscal year ended September 29, 2000 with management and the independent auditors. Management has the responsibility for the preparation of the Company's financial statements and the independent auditors have the responsibility for the examination of those statements.

     Based upon the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors that the Company's audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended September 29, 2000 for filing with the Securities and Exchange Commission.

     This report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such Acts.

                                             The Audit Committee of the Board of
                                             Directors

                                             Glenn N. Rupp, Chairman
                                             Thomas F. Pyle, Jr.
                                             Terry E. London

MEETINGS AND ATTENDANCE

     During the year ended September 29, 2000, there were eight meetings of the Board of Directors, two meetings of the Audit Committee, four meetings of the Compensation Committee, no meetings of the Stock Committee (all actions were taken by unanimous written consent) and no meetings of the Executive Committee. All directors attended at least 75% of the meetings of the Board of Directors and at least 75% of the meetings of the committees on which they serve.

COMPENSATION OF DIRECTORS

     Retainer and Fees. Each director who is not an employee of the Company ("non-employee director") is entitled to receive an annual retainer of $15,000 and $1,000 for each meeting of the Board of Directors and each committee meeting attended. The Vice Chairman of the Board receives an additional annual retainer of $35,000. Non-employee directors are also entitled to receive an annual retainer for serving on committees of the Board of Directors as follows: the Chairman of each committee receives $3,500 and the other members each receive $1,000.

     Stock-Based Plans. The Company maintains the Johnson Outdoors Inc. 1994 Non-Employee Director Stock Ownership Plan (the "1994 Director Plan"), which was approved by shareholders on January 27, 1994. The 1994 Director Plan provides for up to 100,000 shares of Class A common stock to be issued to non-employee directors in the following forms:

          Stock Options. Upon first being elected or appointed as a director of the Company during the existence of the 1994 Director Plan, a non-employee director automatically receives an option to purchase 5,000 shares of Class A common stock. The exercise price for such options is the fair market value of a share of Class A common stock on the date of grant. Options have a term of ten years and become fully exercisable one year after the date of grant.

          Restricted Stock Awards. In addition, each non-employee director of the Company automatically receives 500 shares of Class A common stock on the first business day after the Company's annual meeting of shareholders in each year during the existence of the 1994 Director Plan. Shares of Class A common stock granted to non-employee directors can not be sold or otherwise transferred while the non-employee director remains a director of the Company and thereafter the restrictions will lapse. However, a non-employee director may transfer the shares to any trust or other estate in which the director has a substantial interest or a trust of which the director serves as trustee or to his or her spouse and certain other related persons, provided the shares will continue to be subject to the transfer restrictions described above.

     On February 18, 2000, 500 shares of restricted stock were awarded to each of the non-employee directors of the Company at that time (Messrs. Johnson, Pyle, Lawton, Rupp and London).

                    STOCK OWNERSHIP OF MANAGEMENT AND OTHERS

     The following table sets forth certain information at November 1, 2000 regarding the beneficial ownership of each class of the Company's common stock by each director, each person known by the Company to own beneficially more than 5% of either class of the Company's common stock, each executive officer named in the Summary Compensation Table set forth below, and all directors and executive officers as a group based upon information furnished by such persons. Except as indicated in the footnotes, the persons listed have sole voting and investment power over the shares beneficially owned.

                                              CLASS A COMMON STOCK(1)            CLASS B COMMON STOCK(1)
                                          -------------------------------    -------------------------------
                                                            PERCENTAGE OF                      PERCENTAGE OF
                                          NUMBER OF             CLASS        NUMBER OF             CLASS
            NAME AND ADDRESS               SHARES            OUTSTANDING      SHARES            OUTSTANDING
            ----------------              ---------         -------------    ---------         -------------
Samuel C. Johnson.......................  2,606,635(2)(3)       37.6%        1,062,330(2)(4)       86.9%
  4041 North Main Street
  Racine, Wisconsin 53402

Imogene P. Johnson......................     33,268(4)             *         1,037,330(4)          84.8
  4041 North Main Street
  Racine, Wisconsin 53402

JWA Consolidated, Inc. .................    114,464(5)           1.7         1,037,330(4)          84.8
  4041 North Main Street
  Racine, Wisconsin 53402

Johnson Trust Co. ......................    366,796(6)           5.3           142,616(6)          11.7
  4041 North Main Street
  Racine, Wisconsin 53402

Helen P. Johnson-Leipold................    331,527(5)(7)(8)      4.8        1,056,722(4)(6)(8)     86.4
  4041 North Main Street
  Racine, Wisconsin 53402

Dimensional Fund Advisors Inc. .........    556,900(9)           8.0(9)             --               --
  1299 Ocean Avenue
  Santa Monica, CA 90401

Royce & Associates, Inc. ...............    551,020(10)          8.0(10)            --               --
  1414 Avenue of the Americas
  New York, NY 10019

Carl G. Schmidt.........................     97,267(11)          1.4                --               --

Mamdouh Ashour..........................     68,633(12)          1.0                --               --

Patrick J. O'Brien......................     45,890(13)            *                --               --

Thomas F. Pyle, Jr. ....................     22,497(14)            *                --               --

Gregory E. Lawton.......................      6,500(15)            *                --               --

                                              CLASS A COMMON STOCK(1)            CLASS B COMMON STOCK(1)
                                          -------------------------------    -------------------------------
                                                            PERCENTAGE OF                      PERCENTAGE OF
                                          NUMBER OF             CLASS        NUMBER OF             CLASS
            NAME AND ADDRESS               SHARES            OUTSTANDING      SHARES            OUTSTANDING
            ----------------              ---------         -------------    ---------         -------------
Glenn N. Rupp...........................      6,500(15)            *                --               --

Terry E. London.........................      5,500(15)            *                --               --

All directors and executive officers as
  a group (8 persons)...................  3,093,682(5)(6)(8)     44.7        1,081,722(2)(4)       88.5
                                                   (16)(17)                           (6)(8)

---------------
  *  The amount shown is less than 1% of the outstanding shares of such class.

 (1) Shares of Class B common stock ("Class B Shares") are convertible on a share-for-share basis into shares of Class A common stock ("Class A Shares") at any time at the discretion of the holder thereof. As a result, a holder of Class B Shares is deemed to beneficially own an equal number of Class A Shares. However, in order to avoid overstatement of the aggregate beneficial ownership of Class A Shares and Class B Shares, the Class A Shares reported in the table do not include Class A Shares which may be acquired upon the conversion of Class B Shares.

 (2) Shares reported by Mr. Johnson include 98,000 Class A Shares and 1,037,330 Class B Shares over which Mr. Johnson may be deemed to share voting power and investment power. The 98,000 Class A Shares are held of record by a corporation controlled by Mr. Johnson through various trusts. The 1,037,330 Class B Shares are held of record by the Johnson Worldwide Associates, Inc. Class B Common Stock Voting Trust ("Voting Trust") of which certain trusts of which Mr. Johnson serves as sole trustee are Voting Trust unit holders. Mr. Johnson owns 2,127,820 Class A Shares and 47,046 Class B Shares as sole trustee of a trust for his benefit and reports beneficial ownership of the remaining Class A Shares and Class B Shares indirectly as the sole trustee of a trust for the benefit of Mr. Johnson, members of his family or related entities (the "Johnson Family"), as the sole trustee of a shareholder of certain corporations, or pursuant to options to acquire Class A Shares. Not included in the number of Class A Shares or Class B Shares beneficially owned by Mr. Johnson are Class A Shares or Class B Shares held by Mr. Johnson's wife, Imogene P. Johnson, by family partnerships of which Mr. Johnson is not a general partner, or does not directly or indirectly control a general partner, by corporations in which all of the common stock is beneficially owned by Mr. Johnson's adult children or by Johnson Trust Company, Inc. ("JT"), except as otherwise noted.

 (3) Includes options to acquire 6,316 Class A Shares, which options are exercisable within 60 days.

 (4) Shares reported by Mrs. Johnson include 1,037,330 Class B Shares directly held by the Voting Trust and over which Mrs. Johnson has shared voting power and shared investment power as sole trustee of the Voting Trust, and all of which are also reported as beneficially owned by Mr. Johnson, Ms. Johnson-Leipold and JWA Consolidated, Inc. as Voting Trust unit holders. Mrs. Johnson reports the remaining shares as personally owned.

 (5) The 114,464 Class A Shares are also reported as beneficially owned by Ms. Johnson-Leipold as sole trustee of the Samuel C. Johnson Family Trust, which controls JWA Consolidated, Inc.

 (6) Includes 317,280 Class A Shares and 75,992 Class B Shares over which JT has shared voting power and shared investment power, of which 19,392 Class B Shares are also reported as beneficially owned by Ms. Johnson-Leipold. JT reports beneficial ownership of the Class A Shares and Class B Shares reflected in the table as sole trustee of various trusts principally for the benefit of members of the Johnson Family. Mr. Johnson is directly or indirectly the controlling shareholder of JT.

 (7) Includes options to acquire 43,333 Class A Shares, which options are exercisable within 60 days and 1,365.525 shares held by the Company's 401(k) Retirement and Savings Plan, over which the reporting person has sole voting power.

 (8) Includes 127,024 Class A Shares and 1,056,722 Class B Shares over which Ms. Johnson-Leipold has shared voting power and shared investment power, all of which are reported as beneficially owned by JT. Ms. Johnson-Leipold beneficially owns such Class A Shares and Class B Shares indirectly as the settlor and beneficiary of a trust and through such trust as a general partner of certain limited partnerships controlled by the Johnson Family and as a controlling shareholder, with trusts for the benefit of Mr. Johnson and his adult children, of certain corporations.

 (9) The information is based on a report on Schedule 13G, dated December 31, 1999, filed by Dimensional Fund Advisors Inc., a registered investment advisor ("Dimensional") with the Securities and Exchange Commission. Dimensional reported sole voting and sole dispositive power with respect to all of the reported shares. Dimensional disclaims beneficial ownership of all of the reported shares, which are owned by advisory clients of Dimensional.

(10) The information is based on a report on Schedule 13G, dated December 31, 1999, filed by Royce & Associates, Inc. ("Royce") and Charles M. Royce with the Securities and Exchange Commission. Mr. Royce may be deemed to be a controlling person of Royce and as such may be deemed to beneficially own the shares held by Royce. Royce reported sole voting and sole dispositive power with respect to all of the reported shares.

(11) Includes options to acquire 87,000 Class A Shares, which options are exercisable within 60 days, and 1,266.718 shares held by the Company's 401(k) Retirement and Savings Plan, over which the reporting person has sole voting power.

(12) Includes options to acquire 54,333 Class A Shares, which options are exercisable within 60 days.

(13) Includes options to acquire 40,666 Class A Shares, which options are exercisable within 60 days, and 973.79 shares held by the Company's 401(k) Retirement and Savings Plan, over which the reporting person has sole voting power.

(14) Includes options to acquire 16,316 Class A Shares, which options are exercisable within 60 days.

(15) Includes options to acquire 5,000 Class A Shares, which options are exercisable within 60 days.

(16) Includes options to acquire 175,964 Class A Shares for all officers and directors as a group, which options are exercisable within 60 days.

(17) Excludes shares held by Mr. Schmidt whose resignation as Senior Vice President and Chief Financial Officer became effective September 30, 2000.

     At November 1, 2000, the Johnson Family beneficially owned 3,393,647 Class A Shares, or approximately 49.0% of the outstanding Class A Shares, and 1,141,722 Class B Shares, or approximately 93.4% of the outstanding Class B Shares.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors is responsible for all compensation and benefits provided to the Company's Chief Executive Officer, other executive officers and key employees, except for equity-based compensation. All equity-based compensation decisions are made by the Stock Committee of the Board of Directors, which is comprised of the members of the Compensation Committee. Set forth below is a report explaining the rationale underlying fundamental executive compensation decisions affecting the Company's executive officers, including the executive officers named in the Summary Compensation Table (the "Named Executive Officers").

OVERALL COMPENSATION PHILOSOPHY

     The Company's program is designed to align compensation with Company performance, business strategy, Company values and management initiatives. The Company's overall compensation objectives will provide a competitive total compensation program designed to attract and retain high quality individuals and maintain a performance oriented culture that fosters increased shareholder value. The compensation policy is as follows:

     - Base salaries will be targeted at the competitive average, based on a review of the appropriate labor markets.

     - Incentive plans will be targeted above the competitive average with no cap on potential and will be widely used so that employees participate based on relevant Company, team and individual performance.

     - All compensation programs will be designed to add shareholder value.

     The Company has developed an overall compensation strategy and specific compensation plans that tie a significant portion of executive compensation to the Company's success in meeting specified financial goals and the executive's success in meeting specific performance goals. As an executive's level of responsibility increases, a greater portion of total compensation is based on performance-based incentive compensation and less on salary and employee benefits, creating the potential for greater variability in the individual's compensation level from year to year. The mix, level and structure of performance-based incentive elements reflect market industry practices as well as the executive's role and relative impact on business results.

     The Compensation Committee continually monitors the operation of the Company's executive compensation program. This monitoring includes a biannual report from independent compensation consultants assessing the effectiveness of the Company's compensation program by comparing the Company's executive compensation to a group of public corporations in the recreation and sporting goods industry and certain leading manufacturing companies located in Wisconsin (the "Comparator Group"). The Comparator Group used for compensation analysis includes, but is not limited to, companies in the peer group established to compare shareholder returns. The Compensation Committee reviews the selection of companies used for this analysis and believes that these companies fairly represent the Company's competitors for executive talent.

     The Compensation Committee determines the compensation of the Chief Executive Officer and sets policies for, reviews and approves the recommendations of management (subject to such adjustments as may be deemed appropriate by the Committee) with respect to the compensation awarded to other executive officers and other key employees (including the other Named Executive Officers).

     The key elements of the Company's executive compensation program consist of base salary, annual bonus and long-term stock incentives. Senior executive compensation packages are increasingly weighted toward programs contingent upon the Company's performance. As a result, actual compensation levels of senior executives in any particular year may vary within the range of compensation levels of the competitive marketplace based on the Company's actual performance and its prior year's financial results. Although the Compensation Committee believes strongly in offering compensation opportunities competitive with those of comparable members in the Company's industry, the most important considerations in setting annual compensation are Company performance and individual contributions. A general description of the elements of the Company's compensation package, including the basis for the compensation awarded to the Company's Chief Executive Officer for 2000, follows.

BASE SALARY

     Base salaries are initially determined by evaluating the responsibilities of the position, the experience of the individual and the salaries for comparable positions in the competitive marketplace. Base salary levels for the Company's executive officers are generally positioned to be competitive with comparable positions in the Comparator Group. The Compensation Committee annually reviews each executive officer's base salary. In determining salary adjustments for executive officers, the Committee considers various factors, including the individual's performance and contribution, the average percentage pay level for similar positions and the Company's performance. In the case of executive officers with responsibility for a particular business unit, such unit's financial results are also considered. The Compensation Committee, where appropriate, also considers nonfinancial performance measures such as improvements in product quality, manufacturing efficiency gains and the enhancement of relations with Company customers and employees. The Compensation Committee exercises discretion in setting base salaries within the guidelines discussed above.

     Effective January 1, 2000, Ms. Johnson-Leipold's annualized base salary was increased from $375,000 to $397,500 to reflect the Compensation Committee's assessment of the factors listed above.

BONUS PROGRAM

     The Compensation Committee recognizes the importance of aligning executive compensation with the interests of the shareholders and believes that improvement in economic value provides an excellent measure of shareholder returns. Accordingly, the Board of Directors adopted the Johnson Outdoors Economic Value Added Bonus Plan ("Plan") in fiscal 1997. The Plan was enhanced in fiscal 2000 by apportioning a percentage of target bonus to individual objectives.

     The use of individual objectives allows for the establishment of goals that each Plan participant can best impact, which include, but are not limited to: profitability, sales growth, market share growth, organizational capacity or new item introductions. Against target, individual objective payouts range from 0-200%, and, in all cases, the greater percentage of bonus targets remained Economic Value Added ("EVA") based.

     The Company's executive officers are included in the Plan. Target bonuses ranging from 40% to 100% of an executive's base salary are established by the Compensation Committee for each executive officer at the beginning of the year. Target award opportunities are competitive with industry practices. The Plan includes approximately 100 participants.

     For the EVA portion, the Plan provides for bonus awards based solely on improvements in the EVA of the Company. EVA(R)(1) is a measure of after tax operating profit after the deduction of all costs, including the cost of the Company's capital. EVA is based on three key concepts: (1) a target bonus, (2) expected improvement in EVA, and (3) a bonus bank. The EVA bonus eligible to be earned is equal to the sum of the target bonus plus (or minus) a calculated amount based on the improvement (or deterioration) from the targeted amount of EVA.

     The expected improvement in EVA is used to determine the targeted level of EVA and is determined by an objective review of the past performance of the Company, taking into account the goal of achievement of a substantial improvement in EVA over a multiple year period. Such review is conducted by independent compensation consultants expert in the concepts of EVA. The annual amount of expected improvement in EVA is fixed. This approach results in the need to achieve increasingly higher EVA levels each year to maintain the same level of incentive compensation. To ensure that the EVA element provides strong incentives for management to annually increase shareholder value and does not reward poor performance by reducing performance standards or penalize superior performance by raising performance standards, the Compensation Committee allowed no recalibration of the expected EVA improvement for the three fiscal years
1997 -- 1999. Due to the significant changes in the Company's business since EVA was adopted, such recalibration was performed for fiscal year 2000.

     The bonus eligible to be earned is credited to a bonus bank ("Bank"). The maximum amount that may be withdrawn from the Bank in any year is equal to the amount of the target bonus for that year plus one third of the balance of the Bank in excess of the target bonus. Accordingly, the balance in the Bank is "at risk." No bonus is paid when the balance in the Bank is negative. Negative Bank balances are carried forward and are offset against future bonuses earned. There is no cap on the amount of bonus that can be earned for achievement of superior levels of EVA improvement, nor is there a floor on the amount of negative bonus credited to the Bank if EVA declines. Bank balances vest only in the event of death, retirement or involuntary termination. The concept of a Bank is utilized to encourage long-term thinking with regard to the operation of the Company. As the Company is adopting a different measure for increasing shareholder value, the banking element of EVA ends in fiscal year 2000.

     The Compensation Committee retains the final authority to approve individual bonuses and may, at its sole discretion, reduce or eliminate bonuses determined under the Plan formula. In 2000, the Compensation Committee approved a bonus of $372,929 for Ms. Johnson-Leipold.

LONG-TERM STOCK INCENTIVES

     Long-term stock incentives are designed to encourage and create significant ownership of Company stock by key executives, thereby promoting a close identity of interests between the Company's management and its shareholders. Another objective of long-term stock incentives is to encourage and reward executives for long-term strategic management and the enhancement of shareholder value. The Company's equity-based award practices are designed to be competitive with those offered by other recreation and sporting goods companies and other leading manufacturing companies in Wisconsin. To this end, the Stock Committee considers recommendations from the Company's independent compensation consultants in determining the level of equity-based awards. The Company currently grants two forms of long-term stock incentives: stock options and, on a more selective basis, restricted stock.

---------------

(1) EVA is a registered trademark of Stern Stewart & Co.

     Stock Options. Under the Company's 2000 Long-Term Stock Incentive Plan, 1994 Long-Term Stock Incentive Plan and the 1986 Stock Option Plan, nonqualified stock options have been the primary form of long-term incentive compensation. Options typically are granted annually, with the size of grants varying based on several factors, including the executive's level of responsibility and past contributions to the Company as well as the practices of peer companies. Consideration is also given to a person's potential for future responsibility and promotion. The number of shares covered by grants generally reflects competitive industry practices. Stock options are granted with an exercise price equal to the market price of the common stock on the date of grant. Stock options granted in 2000 vest ratably over a three year period. Vesting schedules are designed to encourage the creation of shareholder value over the long-term since the full benefit of the compensation package cannot be realized unless stock price appreciation occurs over a number of years.

     Stock option grants in 2000 reflect the considerations discussed above. On December 13, 1999, Ms. Johnson-Leipold received options to purchase 30,000 shares at an exercise price of $7.625 per share.

     Restricted Stock. The Company has a Restricted Stock Plan, which was adopted in 1986. The 2000 Long-Term Stock Incentive Plan and the 1994 Long-Term Stock Incentive Plan also allow for the issuance of restricted stock. Under these plans, grants are made on a highly selective basis to executive officers. From time to time, current executives may receive grants of restricted stock to recognize corporate successes and individual contributions. The Stock Committee decides appropriate award amounts based on the circumstances of the situation (for example, in the case of a new hire, the level of the position to be filled and the qualifications of the executive sought to fill that role).

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

     It is anticipated that all 2000 compensation to executives will be fully deductible under Section 162(m) of the Internal Revenue Code and therefore the Compensation Committee determined that a policy with respect to qualifying compensation paid to executive officers for deductibility is not necessary.

COMPENSATION COMMITTEE

    Thomas F. Pyle, Jr. (Chairman)
     Glenn N. Rupp
     Terry E. London

SUMMARY COMPENSATION INFORMATION

     The following table sets forth certain information concerning compensation paid for the last three fiscal years to the Chief Executive Officer and each of the Company's executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG-TERM
                                                                                         COMPENSATION
                                                                                   ------------------------
                                              ANNUAL COMPENSATION                                SECURITIES
                                -----------------------------------------------    RESTRICTED    UNDERLYING
                                                                 OTHER ANNUAL        STOCK         STOCK          ALL OTHER
NAME AND PRINCIPAL POSITION(S)  YEAR     SALARY     BONUS(6)    COMPENSATION(7)    AWARDS(8)      OPTIONS      COMPENSATION(9)
------------------------------  ----     ------     --------    ---------------    ----------    ----------    ---------------
Helen P. Johnson-Leipold....    2000    $391,875(5) $372,900        $    --               --(5)    30,000         $ 53,490
Chairman and Chief              1999     199,000(5)  130,200             --         $132,400(5)    85,000           25,800
Executive Officer(1)            1998          --(5)       --             --               --(5)        --               --

Patrick J. O'Brien..........    2000     290,500     248,900             --               --       25,000           40,050
President and Chief             1999     132,600      73,700             --           24,600       97,000           16,300
Operating Officer(2)            1998          --          --             --               --           --               --

Carl G. Schmidt.............    2000     238,200     183,600             --               --       10,000          300,380
Senior Vice President and       1999     230,300     105,400             --               --       10,000           28,700
Chief Financial Officer,        1998     212,300      78,400             --               --       15,000           23,700
Secretary and Treasurer(3)

Mamdouh Ashour..............    2000     261,625     147,300         71,200               --        8,500          209,410
Group Vice President            1999     257,500          --         48,600               --        7,500          143,900
and President --                1998     250,000      39,300         53,800               --       15,000           55,700
Worldwide Diving(4)

FOOTNOTES TO SUMMARY COMPENSATION TABLE

(1) Ms. Johnson-Leipold has been Chairman and Chief Executive Officer since March 1999.

(2) Mr. O'Brien has been President and Chief Operating Officer since April 1999.

(3) Mr. Schmidt's resignation as Senior Vice President and Chief Financial Officer, Secretary and Treasurer became effective September 30, 2000.

(4) Mr. Ashour has been a Group Vice President of the Company since October 1997 and President -- Worldwide Diving since August 1996. From 1994 to August 1996, he served as President of Scubapro Europe.

(5) Does not include restricted stock awards or amounts paid for services as a director of the Company during the applicable year. No such awards were granted or services paid while Ms. Johnson-Leipold was an employee of the Company.

(6) The amounts in the table for the year ended September 29, 2000 consist of amounts accrued under the bonus program.

(7) The amounts in the table consist of reimbursements for the payment of U.S. taxes by Mr. Ashour. The amount of the perquisites and other personal benefits, securities or property paid to each of the Named Executive Officers is less than the lesser of $50,000 or 10% of the total annual salary and bonus paid to such Named Executive Officer.

(8) The amounts in the table reflect the market value on the date of grant (net of any consideration paid by the Named Executive Officer) of restricted shares of Class A common stock awarded under the 1994

    Long-Term Stock Incentive Plan. The number of restricted (unvested) shares held by the Named Executive Officers and the market value of such shares (net of any consideration paid by the Named Executive Officers) as of September 29, 2000 were as follows: Ms. Johnson-Leipold, 10,000 shares ($68,880) and Mr. O'Brien 2,000 shares ($13,800). Ms. Johnson-Leipold received an award of 15,000 shares of restricted stock on March 22, 1999. Mr. O'Brien received an award of 3,000 shares of restricted stock on April 12, 1999. One-third of the shares awarded to Ms. Johnson-Leipold and Mr. O'Brien vest on each successive anniversary of the date of award. Holders of restricted shares are entitled to receive dividends, if any, on such shares.

(9) The amounts in the table for the year ended September 29, 2000 consist of the following:

     (a) Amounts to be credited for qualified retirement contributions are $12,800 for Ms. Johnson-Leipold, $12,800 for Mr. O'Brien, $12,800 for Mr. Schmidt and $12,800 for Mr. Ashour.

     (b) Company matching contributions to the executives' 401(k) plan accounts during the year ended September 29, 2000 of $5,250 for Ms. Johnson-Leipold, $6,750 for Mr. O'Brien, $5,250 for Mr. Schmidt and $5,250 for Mr. Ashour.

     (c) Company contributions to the executives' non-qualified plan accounts during the year ended September 29, 2000 of $35,444 for Ms. Johnson-Leipold, $20,500 for Mr. O'Brien, $12,900 for Mr. Schmidt and $14,350 for Mr. Ashour.

     (d) $177,012 paid to Mr. Ashour for expatriate cost of living and income tax allowances.

     (e) $239,900 to be paid to Mr. Schmidt under his separation agreement. See "Agreements with Named Executive Officers."

     (f) $29,526 paid to Mr. Schmidt during fiscal year ended September 29, 2000 for earned and unused and accrued vacation.

STOCK-BASED COMPENSATION

     The following table provides details regarding stock options granted to the Named Executive Officers in fiscal 2000 under the Johnson Outdoors Inc. 1994 Long-Term Stock Incentive Plan and the Johnson Outdoors Inc. 2000 Long-Term Stock Incentive Plan. In addition, this table shows hypothetical gains that would exist for the respective options granted to the Named Executive Officers. These gains are based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the options were granted over the full option term.

                          OPTION GRANTS IN FISCAL 2000

                                                                                           POTENTIAL REALIZABLE VALUES
                             NUMBER OF                                                       AT ASSUMED ANNUAL RATES
                             SECURITIES      % OF TOTAL                                    OF STOCK PRICE APPRECIATION
                             UNDERLYING    OPTIONS GRANTED    EXERCISE OR                        FOR OPTION TERM
                              OPTIONS      TO EMPLOYEES IN    BASE PRICE     EXPIRATION    ---------------------------
           NAME               GRANTED        FISCAL YEAR       ($/SHARE)        DATE           5%              10%
           ----              ----------    ---------------    -----------    ----------        --              ---
Helen P. Johnson-Leipold...    30,000(1)         11%            $7.625        12/13/09      $143,860         $364,569
Patrick J. O'Brien.........    25,000(1)          9              7.625        12/13/09       119,883          303,807
Carl G. Schmidt............    10,000(2)          4              7.625        12/13/09        47,953          121,523
Mamdouh Ashour.............     8,500(1)          3              7.625        12/13/09        40,760          103,294

---------------
(1) One-third of the options vest and become exercisable each successive year after grant, commencing December 13, 2000.

(2) One-third of the options vest and become exercisable each successive year after grant, commencing December 13, 2000. All grants will be cancelled October 1, 2001.

     The following table shows stock option exercises by the Named Executive Officers during fiscal 2000. In addition, this table includes the number of shares remaining covered by both "exercisable" (i.e., vested) and "unexercisable" (i.e., unvested) stock options as of September 29, 2000. Also reported are the values for "in-the-money" options which represent the positive spread between the exercise price of any such existing stock options and the September 29, 2000 closing price of the Class A common stock of $6.938.

                 AGGREGATE OPTION EXERCISES IN FISCAL 2000 AND
                       FISCAL 2000 YEAR-END OPTION VALUES

                                                                NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                               UNDERLYING UNEXERCISED               IN-THE-MONEY
                                 SHARES                          OPTIONS AT 9/29/00              OPTIONS AT 9/29/00
                                ACQUIRED         VALUE      ----------------------------    ----------------------------
          NAME                 ON EXERCISE      REALIZED    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
          ----                 -----------      --------    -----------    -------------    -----------    -------------
Helen P.
  Johnson-Leipold........          --              $--        33,333          86,667            $0              $0
Patrick J. O'Brien.......          --              --         32,333          89,667             0               0
Carl G. Schmidt..........          --              --         75,333          21,667             0               0
Mamdouh Ashour...........          --              --         44,000          18,500             0               0

TOTAL SHAREHOLDER RETURN

     The graph below compares on a cumulative basis the yearly percentage change since September 29, 1995 in (a) the total return to shareholders on the Class A common stock with (b) the total return on the Nasdaq Stock Market-U.S. Index;
(c) the total return on the Russell 2000 Index and (d) the total return on a self-constructed peer group index. The peer group consists of the Company, K2, Inc., Brunswick Corporation and Huffy Corporation. The graph assumes $100 was invested on September 29, 1995 in Class A common stock, the Nasdaq Stock Market-U.S. Index, the Russell 2000 Index and the peer group index. The Coleman Company, Inc., which was included in the peer group in the previous year, is now a wholly owned subsidiary of Sunbeam Corporation.

                                    [GRAPH]

                                         9/29/95    9/27/96    10/3/97    10/2/98    10/1/99    9/29/00
                                         -------    -------    -------    -------    -------    -------
Johnson Outdoors.......................  $100.00    $ 59.38    $ 70.83    $ 35.42    $ 37.24    $ 28.91
Nasdaq Market Index (U.S.).............   100.00     119.03     165.95     157.74     269.50     358.89
Russell 2000 Index.....................   100.00     112.82     152.57     117.44     144.01     179.28
Peer Group.............................   100.00     124.75     177.39      78.91     118.82      94.21

AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

     In June 2000, the Company entered into a separation agreement with Mr. Schmidt, the Company's former Senior Vice President and Chief Financial Officer. Pursuant to the terms of this agreement, Mr. Schmidt resigned from all positions with the Company and its subsidiaries as of September 30, 2000. The Company agreed to continue Mr. Schmidt's last base salary of $239,900 until at least September 30, 2001 and salary and certain benefits until the earlier of commencement of new employment or December 31, 2001. Under this agreement, Mr. Schmidt agreed not to be employed by, or affiliated with, certain competitors of the Company during the period beginning on his resignation date and ending September 30, 2001 (the "Restricted Period") and to abide by the terms of the Company's Management Employee Agreement. Mr. Schmidt also agreed to a confidentiality arrangement during the Restricted Period and for two years thereafter and released the Company from any and all liability. In the event that Mr. Schmidt violates the terms of the agreement, the Company is entitled to withhold and terminate all payments and benefits provided under the agreement and recover from Mr. Schmidt all payments and benefits previously provided to him thereunder.

                              CERTAIN TRANSACTIONS

     The Company purchases certain services from S. C. Johnson & Son, Inc. and other organizations controlled by Samuel C. Johnson, a director of the Company, and the Johnson Family (including Helen P. Johnson-Leipold, Chairman and Chief Executive Officer of the Company) including consulting and administrative services. The Company believes that the amounts paid to these organizations are no greater than the fair market value of the services. The total amount incurred by the Company for the foregoing services during the year ended September 29, 2000 was approximately $542,000.

                              INDEPENDENT AUDITORS

     KPMG LLP ("KPMG") served as the independent auditors for the purpose of auditing the consolidated financial statements of the Company for the year ended September 29, 2000. Representatives of KPMG will be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and to respond to appropriate questions. The Board of Directors will not choose independent public accountants for the purpose of auditing the consolidated financial statements of the Company for the year ending September 28, 2001 until after the 2001 Annual Meeting of Shareholders.

                             SHAREHOLDER PROPOSALS

     All shareholder proposals pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended ("Rule 14a-8"), for presentation at the 2002 Annual Meeting of Shareholders must be received at the offices of the Company, 1326 Willow Road, Sturtevant, Wisconsin 53177 by August 30, 2001 for inclusion in the proxy statement and form of proxy relating to the meeting. In addition, a shareholder who otherwise intends to present business at the 2002 Annual Meeting of Shareholders must comply with the requirements set forth in the Company's Bylaws. Among other things, to bring business before an annual meeting, a shareholder must give written notice thereof, complying with the Bylaws, to the Secretary of the Company not more than 90 days prior to the date of such annual meeting and not less than the close of business on the later of (i) the 60th day prior to such annual meeting and (ii) the 10th day following the day on which public announcement of the date of such meeting is first made. Under the Bylaws, if the Company does not receive notice of a shareholder proposal submitted otherwise than pursuant to Rule 14a-8 (i.e., proposals shareholders intend to present at the 2002 Annual Meeting of Shareholders but do not intend to have included in the Company's proxy statement and form of proxy for such meeting) prior to the close of business on November 27, 2001 (assuming a January 25, 2002 meeting date), then the notice will be considered untimely and the Company will not be required to present such proposal at the 2002 Annual Meeting of Shareholders. If the Board of Directors chooses to present such proposal at the 2002 Annual Meeting of Shareholders, then the persons named in proxies solicited by the Board of Directors for the 2002 Annual Meeting of Shareholders may exercise discretionary voting power with respect to such proposal. The 2002 Annual Meeting of Shareholders is tentatively scheduled to be held on January 25, 2002.

     The following proposal has been submitted for inclusion in this Proxy
Statement:

     Mr. William Steiner, 4 Radcliff Drive, Great Neck, New York 11024, who states that he is the beneficial owner of 2,775 shares of Company stock, has notified the Company that he intends to present a resolution for action by shareholders at the Annual Meeting. The text of the resolution and supporting statement, as presented to the Company, is as follows:

MAXIMIZE VALUE RESOLUTION

     Resolved that the shareholders of Johnson Outdoors Inc. urge the Johnson Outdoors Inc. Board of Directors to arrange for the prompt sale of Johnson Outdoors Inc. to the highest bidder.

PROPONENT'S SUPPORTING STATEMENT

     The purpose of the Maximize Value Resolution is to give all Johnson Outdoors Inc. shareholders the opportunity to send a message to the Johnson Outdoors Inc. Board that they support the prompt sale of Johnson Outdoors Inc. to the highest bidder. A strong and or majority vote by the shareholders would indicate to the board the displeasure felt by the shareholders of the shareholder returns over many years and the drastic action that should be taken. Even if it is approved by the majority of the Johnson Outdoors Inc. shares represented and entitled to vote at the annual meeting, the Maximize Value Resolution will not be binding on the Johnson Outdoors Inc. Board. The proponent however believes that if this resolution receives substantial support from the shareholders, the board may choose to carry out the request set forth in the resolution.

     The prompt auction of Johnson Outdoors Inc. should be accomplished by any appropriate process the board chooses to adopt including a sale to the highest bidder whether in cash, stock, or a combination of both. It is expected that the board will uphold its fiduciary duties to the utmost during the process.

     The proponent further believes that if the resolution is adopted, the management and the board will interpret such adoption as a message from the company's stockholders that it is no longer acceptable for the board to continue with its current management plan and strategies.

     I urge your support, vote for this resolution.

STATEMENT OF THE BOARD OF DIRECTORS AGAINST THE PROPOSAL

     The Board of Directors believes that the proposal described above would not be in the best interests of the Company or its shareholders and recommends a vote AGAINST the proposal.

     The Board of Directors reviews on a regular basis strategic alternatives and opportunities available to it and remains committed to growing and improving shareholder value. Over the last several years, the Board and the Company's management have worked to develop a success model to best equip the Company for consistent long-term growth in shareholder value. As a result of these efforts, the Company had double digit increases in sales and operating profit as well as a strong gain in earnings per share in fiscal 2000. The Company and the Board believe that the continued focus on implementing its success model will maximize shareholder value.

     The Board of Directors regularly seeks to enhance shareholder value through internal growth, restructuring, acquisitions and other strategic business plans. During the past two years, the Company has implemented a number of initiatives and/or completed transactions designed to achieve corporate growth and increased profitability and, thereby, to enhance shareholder value. These initiatives and/or transactions include, among other things, the following:

     - In March 1999, the Board of Directors selected Helen Johnson-Leipold as Chairman and Chief Executive Officer and in April 1999 selected Patrick O'Brien as President and Chief Operating Officer. One of their first actions was to conduct a strategic review of all of the Company's businesses and develop a success model. The success model developed encompasses four drivers considered essential to long-term growth -- Portfolio Management (play in the businesses only where the Company can win), Network Model (operate as a network of specialized companies that maintain their independent, creative spirit while sharing best practices and leveraging synergies), Expanding Markets (broaden the Company's consumer base by creating a higher level of demand) and Innovation (the lifeblood of the Company and the key component to the other drivers).

     - In March 2000, the Company sold its Fishing business because it did not fit in the Company's long-term success model.

     - In April 2000, the Company acquired Pacific Kayak, a manufacturer of sit-on-top and sea touring kayaks.

     - In fiscal 1999, the Company acquired True North Paddle & Necky Kayaks, a manufacturer and marketer of high quality Necky sea touring and whitewater kayaks; Escape Sailboat Company, a manufacturer and marketer of Escape recreational sailboats; and Extrasport, a manufacturer and marketer of Extrasport and Swiftwater personal flotation devices.

     The Board of Directors and the Company's management believe that the Company is in position to continue to move forward and realize continued success. The Board believes that it would be imprudent and not in the best interests of the Company and its shareholders if the Company's strategic business plans are abandoned now when they are staring to achieve results.

     For the foregoing reasons, the Board of Directors recommends a vote AGAINST this proposal.

VOTE REQUIRED

     The affirmative vote of a majority of the votes represented and voted at the Annual Meeting (assuming a quorum is present) is required to approve the shareholder proposal described above. Any shares not voted at the Annual Meeting (whether by broker non-votes or otherwise, except abstentions), will have no impact on the vote. Shares as to which holders abstain from voting will be treated as votes against the proposal. Shares represented at the Annual Meeting by executed but unmarked proxies will be voted against approval of the proposal. The proposal is non-binding on the Board of Directors, even if it is approved by the shareholders.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors, and more than 10% shareholders to file with the Securities and Exchange Commission reports on prescribed forms of their ownership and changes in ownership of Company stock and furnish copies of such forms to the Company. Based solely on a review of the copies of such forms furnished to the Company, or written representations that no Form 5 was required to be filed, the Company believes that during the year ended September 29, 2000, all reports required by Section 16(a) to be filed by the Company's officers, directors and more than 10% shareholders were filed on a timely basis, except that the initial statement of beneficial ownership of securities on Form 3 for Scott M. Vos, Director of Financial Reporting, was inadvertently filed late.

                                 OTHER MATTERS

     The Company has filed an Annual Report on Form 10-K with the Securities and Exchange Commission for the year ended September 29, 2000. This Form 10-K will be bound with the Company's 2000 Annual Report to Shareholders and mailed to each person who is a record or beneficial holder of shares of Class A common stock or Class B common stock on the record date for the Annual Meeting. Other requests for copies of the Form 10-K should be addressed to the Secretary, Johnson Outdoors Inc., 1326 Willow Road, Sturtevant, Wisconsin 53177 or via the internet to: corporate@johnsonoutdoors.com.

     The cost of soliciting proxies will be borne by the Company. The Company expects to solicit proxies primarily by mail. Proxies may also be solicited in person or by telephone by certain officers and employees of the Company. It is not anticipated that anyone will be specially engaged to solicit proxies or that special compensation will be paid for that purpose. The Company will reimburse brokers and other nominees for their reasonable expenses in communicating with the persons for whom they hold stock of the Company.

     Neither the Board of Directors nor management intends to bring before the Annual Meeting any matters other than those referred to in the Notice of Annual Meeting and this Proxy Statement. In the event that any other matters shall properly come before the Annual Meeting, it is the intention of the persons named in the proxy forms to vote the shares represented by each such proxy in accordance with their judgment on such matters.

                                             By Order of the Board of Directors

                                             /s/ HELEN JOHNSON-LEIPOLD
                                                 HELEN JOHNSON-LEIPOLD
                                                 Chairman and Chief Executive
                                                 Officer

Audit Committee Charter is attached as Appendix A hereto.

                                                                      APPENDIX A

                             JOHNSON OUTDOORS INC.

                                 CHARTER OF THE
                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

I. PURPOSE

     The primary function of the Audit Committee ("Committee") is to assist the Board of Directors ("Board") in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Company to any governmental body or the public; the Company's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Company's auditing, accounting and financial reporting processes generally. Consistent with this function, the Committee should encourage continuous improvement of, and should foster adherence to, the Company's policies, procedures and practices at all levels. The Committee's primary duties and responsibilities are to:

     - Serve as an independent and objective party to monitor the Company's financial reporting process and internal control system.

     - Review and appraise the audit efforts of the Company's independent auditors and internal auditors.(1)

     - Provide an open avenue of communication among the independent auditors, financial and senior management, the internal auditors, and the Board.

     The Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II. COMPOSITION

     The Committee shall be comprised of two or more directors as determined by the Board, each of whom shall be independent directors(2), and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background that results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant.

---------------

(1) At the present time, the Company does not have a formal internal audit function. The Charter encompasses this function in contemplation of the possible establishment of such function in the future.

(2) The membership of the Committee shall always be such that a majority of the members of the Committee shall not be full-time employees of any Controlling Shareholder, the Company or any of their respective subsidiaries.

     The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chairman is elected by the full Board, the members of the Committee may designate a Chairman by majority vote of the full Committee membership.

III. MEETINGS

     The Committee shall meet at least two times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management, the director of the internal auditors and the independent auditors in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately.

IV. RESPONSIBILITIES AND DUTIES

     To fulfill its responsibilities and duties the Committee shall:

DOCUMENTS/REPORTS REVIEW

     - Review and update this Charter periodically as conditions dictate.

     - Review the Company's annual financial statements, Form 10-K and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent auditors.

     - Review the regular internal reports to management prepared by the internal auditors and management's response.

     - Review with financial management and the independent auditors quarterly financial results to be included in the Form 10-Q prior to its filing and prior to the public release of earnings. The Chairman of the Committee may represent the entire Committee for purposes of this review.

INDEPENDENT AUDITORS

     - Recommend to the Board of Directors the selection of a firm of independent auditors to act as auditors of the Company, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent auditors. On an annual basis, the Committee should review and discuss with the auditors all significant relationships the auditors have with the Company to determine the auditors' independence.

     - Review with the independent auditors, in advance, the scope of the annual audit, including the scope of complementary internal audit activities.

     - Review with the independent auditors the results of the annual audit.

     - Review the performance of the independent auditors and approve any proposed discharge of the independent auditors when circumstances warrant.

     - Periodically consult with the independent auditors out of the presence of management about internal controls and the fullness and accuracy of the Company's financial statements.

FINANCIAL REPORTING PROCESSES

     - In consultation with the independent auditors and the internal auditors, review the integrity of the Company's financial reporting processes, both internal and external.

     - Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

     - Consider and approve, if appropriate, major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditors, management, or the internal auditors.

PROCESS IMPROVEMENT

     - Establish regular and separate systems of reporting to the Committee by each of management, the independent auditors and the internal auditors regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

     - Following completion of the annual audit, review separately with each of management, the independent auditors and the internal auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

     - Review any significant disagreement among management and the independent auditors or the internal auditors in connection with the preparation of the financial statements.

     - Review with the independent auditors, the internal auditors and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented.

ETHICAL AND LEGAL COMPLIANCE

     - Establish, review and update periodically a code of ethical conduct ("Code")(3) and ensure that management has established a system to enforce this Code.

     - Review management's monitoring of the Company's compliance with the Company's Code, and ensure that management has the proper review system in place to ensure that Company's financial statements, reports and other financial information disseminated to governmental organizations, and the public satisfy legal requirements.

     - Review transactions, if any, between the Company and the Controlling Shareholder, or any of their respective subsidiaries, in accordance with policies adopted by the Board.

     - Review activities, organizational structure, and qualifications of the internal audit department.

     - Review, with the Company's counsel, legal compliance matters including corporate securities trading policies.

---------------

(3) Johnson Outdoors Policy Guidelines on Standards of Business Conduct and Legal Compliance dated January 1, 1995 currently serves as the Code.

     - Review, with the Company's counsel, any legal matter that could have a significant impact on the Company's financial statements.

OTHER

     Perform any other activities consistent with this Charter, the Company's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

CLASS A COMMON STOCK                 PROXY

                              JOHNSON OUTDOORS INC.
           ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JANUARY 31, 2001

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                              JOHNSON OUTDOORS INC.

The undersigned constitutes and appoints HELEN P. JOHNSON-LEIPOLD and PATRICK J. O'BRIEN, and each of them, each with full power to act without the other, and each with full power of substitution, the true and lawful proxies of the undersigned, to represent and vote, as designated below, all shares of Class A Common Stock of Johnson Outdoors Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders of such corporation to be held at its headquarters, located at 1326 Willow Road, Sturtevant, Wisconsin, on Wednesday, January 31, 2001, at 10:00 a.m. local time, and at any adjournment or postponement thereof:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1 AND A VOTE AGAINST ITEM 2.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES SPECIFIED IN ITEM 1 AND AGAINST ITEM 2.

The undersigned acknowledges receipt of the Notice of said Annual Meeting and the accompanying Proxy Statement and Annual Report.








               DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED




                    JOHNSON OUTDOORS INC. 2001 ANNUAL MEETING

1.   ELECTION OF DIRECTORS                                                        [ ] FOR all nominees    [ ] WITHHOLD AUTHORITY to
     By Holders of Class A Common Stock                                               listed to the left      vote for all nominees
                                       1- GLENN N. RUPP    2 -TERRY E. LONDON         (except as              listed to the left.
                                                                                      specified  below).

(Instructions: To withhold authority to vote for any individual nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.   Approval of the shareholder proposal regarding the sale of  the Company.     [ ] FOR            [ ]  AGAINST       [ ] ABSTAIN

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting.

Check appropriate box        Date: ________________       NO. OF SHARES
Indicate changes below:
Address Change?        [ ]   Name Change?  [ ]

                                             SIGNATURE(S) IN BOX
                                             Note: Please sign exactly as your
                                             name appears on your stock
                                             certificate. Joint owners should
                                             each sign personally. A corporation
                                             should sign full corporate name by
                                             duly authorized officers and affix
                                             corporate seal, if any. When
                                             signing as attorney, executor,
                                             administrator, trustee or guardian,
                                             give full title as such.

CLASS B COMMON STOCK                 PROXY

                              JOHNSON OUTDOORS INC.
           ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JANUARY 31, 2001

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                              JOHNSON OUTDOORS INC.

The undersigned constitutes and appoints HELEN P. JOHNSON-LEIPOLD and PATRICK J. O'BRIEN, and each of them, each with full power to act without the other, and each with full power of substitution, the true and lawful proxies of the undersigned, to represent and vote, as designated below, all shares of Class B Common Stock of Johnson Outdoors Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders of such corporation to be held at its headquarters, located at 1326 Willow Road, Sturtevant, Wisconsin, on Wednesday, January 31, 2001, at 10:00 a.m. local time, and at any adjournment or postponement thereof:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1 AND A VOTE AGAINST ITEM 2.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES SPECIFIED IN ITEM 1 AND AGAINST ITEM 2.

The undersigned acknowledges receipt of the Notice of said Annual Meeting and the accompanying Proxy Statement and Annual Report.








               DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED




                    JOHNSON OUTDOORS INC. 2001 ANNUAL MEETING


1.   ELECTION OF DIRECTORS                                                         [ ] FOR all nominees    [ ] WITHHOLD AUTHORITY to
     By Holders of Class B   1- SAMUEL C. JOHNSON    2 - HELEN P. JOHNSON-LEIPOLD      listed to the left     vote for all nominees
     Common Stock            3- THOMAS F. PYLE, JR.  4 - GREGORY E. LAWTON             (except as             listed to the left.
                                                                                       specified  below).
(Instructions: To withhold authority to vote for any individual nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.   Approval of the shareholder proposal regarding the sale of  the Company.      [ ] FOR            [ ] AGAINST       [ ] ABSTAIN

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting.

Check appropriate box       Date: __________________         NO. OF SHARES
Indicate changes below:
Address Change?  [ ]     Name Change?  [ ]

                                             SIGNATURE(S) IN BOX
                                             Note: Please sign exactly as your
                                             name appears on your stock
                                             certificate. Joint owners should
                                             each sign personally. A corporation
                                             should sign full corporate name by
                                             duly authorized officers and affix
                                             corporate seal, if any. When
                                             signing as attorney, executor,
                                             administrator, trustee or guardian,
                                             give full title as such.